    As filed with the Securities and Exchange Commission on March 2, 1999
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                        MODEM MEDIA . POPPE TYSON, INC.
             (Exact name of registrant as specified in its charter)


                   DELAWARE                            06-1464807
               ----------------                     ---------------
          (State of Incorporation)                   (I.R.S. Employer
                                                   Identification No.)

                             228 Saugatuck Avenue
                              Westport, CT  06880
         (Address of Principal Executive Offices, including Zip Code)

                   ________________________________________

                           MODEM MEDIA ADVERTISING
                             LIMITED PARTNERSHIP
                              1996 OPTION PLAN
                  AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)
                   _________________________________________


                              Gerald M. O'Connell
                            Chief Executive Officer
                              228 Saugatuck Avenue
                              Westport, CT  06880
                                 (203) 341-5200
           (Name, address and telephone number of agent for service)
                              ____________________

                                   Copies to:
                               Brian C. Erb, Esq.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

===============================================================================

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                         Proposed               Proposed
                                                  Amount                 Maximum                Maximum                 Amount of
        Title of Securities to                    to be               Offering Price            Aggregate             Registration
             be Registered                     Registered/(1)/          Per Share               Offering                  Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
to be issued upon exercise of options              339,658            $  0.64/(2)/           $   217,381.12             $   60
granted and outstanding under the
Modem Media Advertising Limited
Partnership 1996 Option Plan
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
to be issued upon exercise of (i) options        1,687,530           $  11.24/(3)/           $18,967,837.20            $ 5,273
granted and outstanding under the Amended        1,352,470            27.8125/(4)/           $37,615,571.88             10,457
and Restated 1997 Stock Option Plan and
(ii) options remaining available for grant
under the Amended and Restated 1997 Stock
Option Plan
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
to be issued under the 1999 Employee               950,000            $ 23.64/(5)/          $22,458,000.00             $ 6,243
Stock Purchase Plan
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                            4,329,658                                  $79,258,790.20             $22,033
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of options granted and outstanding, based on the exercise price of the outstanding options on February 26, 1999, which price is $0.64.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of options granted and outstanding, based on the weighted average exercise price of the outstanding options as of February 25, 1999, which average is $11.24.

(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of options remaining available for grant, based on the average price of the high and low price as reported by the Nasdaq Stock Market on February 25, 1999, which average is $27.8125.

(5) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the average price of the high and low price as reported by the Nasdaq Stock Market on February 25, 1999, which price is $23.64.

                        MODEM MEDIA . POPPE TYSON, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                    PART II


Item 3.    Incorporation of Documents by Reference.

           There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Modem Media . Poppe Tyson, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

           1. The Registrant's final prospectus filed pursuant to Rule 424(b)(4) of the Securities Act, relating to the Registrant's initial public offering of its Common Stock.

           2. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-21935) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description .

           All documents subsequently filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

           The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

          The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Registrant has entered into such agreements with each of its directors and officers.

          The Registrant maintains directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

          Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Registrant's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Exchange Act may be permitted to foregoing provisions and agreements, the Registrant has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Exchange Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit
          Number                Description
        -------- -----------------------------------------------

          4.1    Modem Media Advertising Limited Partnership 1996 Stock Option
                 Plan.

          4.2*   Amended and Restated 1997 Stock Option Plan.

          4.3*   1999 Employee Stock Purchase Plan.

          5.1 Opinion of counsel as to legality of securities being registered.

         23.1    Consent of Arthur Andersen LLP, independent accountants.

         23.2    Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                 (contained in Exhibit 5.1).

         24.1    Power of Attorney (contained in signature page).
        --------------------------------------------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-68057), which was declared effective by the Commission on February 4, 1999.

Item 9.   Undertakings.

(a)      The Registrant hereby undertakes:

  (i) To file, during any period which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westport, State of Connecticut, on this 26th day of February, 1999.

                                    MODEM MEDIA . POPPE TYSON, INC.


                                    By:  /s/ Gerald M. O'Connell
                                       -------------------------
                                          Gerald M. O'Connell
                                          Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald M. O'Connell and Steven C. Roberts, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                         Title                     Date
---------------------------   ----------------------------  -------------------
  /s/ Gerald M. O'Connell       Chief Executive Officer and     February 26, 1999
-----------------------------   Director (Principal
Gerald M. O'Connell             Executive Officer)



  /s/ Steven C. Roberts         Chief Financial Officer and     February 26, 1999
-----------------------------   Secretary (Principal
Steven C. Roberts               Financial Officer and
                                Principal Accounting Officer)



  /s/ Robert C. Allen II        Director                        February 26, 1999
-----------------------------
Robert C. Allen II



  /s/ Donald M. Elliman, Jr.    Director                        February 26, 1999
-----------------------------
Donald M. Elliman, Jr.



  /s/ Donald L. Seeley          Director                        February 26, 1999
-----------------------------
Donald L. Seeley



  /s/ Theodore J. Theophilos    Director                        February 26, 1999
-----------------------------
Theodore J. Theophilos

                               INDEX TO EXHIBITS

     Exhibit
      Number                  Description
     -------     ---------------------------------------------------

       4.1       Modem Media Advertising Limited Partnership 1996 Stock Option
                 Plan.

       4.2*      Amended and Restated 1997 Stock Option Plan.

       4.3*      1999 Employee Stock Purchase Plan.

       5.1       Opinion of counsel as to legality securities being registered.

      23.1       Consent of Arthur Andersen LLP, independent accountants.

      23.2       Consent of Wilson Sonsini Goodrich Rosati, P.C.
                 (contained in Exhibit 5.1).

      24.1       Power of Attorney (contained in signature page).

-----------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-68057), which was declared effective by the Commission on February 4, 1999.